Exhibit 10.3

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (this “Agreement”) is made by and between Tyler Wall (“Employee”) and Nutanix, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed an offer letter with the Company on November 20, 2017 (the “Offer Letter”);

WHEREAS, Employee signed a Confidential Information and Invention Assignment Agreement with the Company on November 20, 2017 (the “Confidentiality Agreement”);

WHEREAS, the Company granted Employee time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under the Company’s 2016 Equity Incentive Plan and individual award agreements thereunder (each an “Award Agreement”) that are reflected in the Company’s equity administration platform through E*Trade (collectively, Employee’s RSU and PSU are referred to as the “Equity Awards”);

WHEREAS, Employee has provided notice to the Company that he has voluntarily resigned his employment with the Company, with his last day of employment with the Company to be June 30, 2024 (the “Separation Date”);

WHEREAS, the Parties wish to provide for Employee’s orderly transition of the day-to-day duties of Employee’s position with the Company until the Separation Date; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with, transition from, or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration.

a.
Continued Employment; Transition Services. The Company agrees that beginning on the Effective Date, the Company will continue to employ Employee as an at-will employee through the Separation Date (such period the “Transition Period”). During the Transition Period, Employee will continue receiving Employee’s regular base salary, Employee will continue to vest in all outstanding Equity Awards according to their terms, and Employee will be eligible to participate in then-available Company benefit plans at the same level as Employee would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans. Employee agrees that during the Transition Period, Employee will work in good faith with the Company to complete open projects, transition Employee’s responsibilities and duties, facilitate the knowledge transfer of items within Employee’s area of responsibility, and provide other transition services as may be reasonably requested by the Company (the “Transition Services”). In the Company and Employee’s mutual discretion, it is understood that the Transition Services may be modified to non-employee advisory services prior to the Separation Date and, in such case, that Employee shall continue to receive the compensation described in this Section 1(a) through the Separation Date and the consideration set forth in Exhibit A.

b.
Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Accordingly, Employee acknowledges that without this Agreement, Employee would not be entitled to any employment (or compensation for such employment) during the Transition Period. Employee specifically acknowledges and agrees that the consideration provided to Employee under this Agreement and the Separation Agreement (as defined below) fully satisfies any obligation by the Company to provide or satisfy any severance, notice, release deadline, or other post-employment benefits, including under the Company’s Executive Severance Policy and/or the Company’s Change of Control and Severance Policy.

2.
Separation Agreement and Release. Subject to Employee satisfactorily performing the Transition Services, following the end of the Transition Period, or earlier if Employee’s employment is terminated earlier by either Party, in exchange for Employee’s execution and non-revocation of the Separation Agreement and Release attached hereto as Exhibit A (the “Separation Agreement”) within the timeframe set forth in the Separation Agreement, the Company agrees to provide Employee with the consideration set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement. Employee acknowledges that without the Separation Agreement, Employee is otherwise not entitled to the consideration listed in Section 1 of the Separation Agreement. The Parties agree to modify the Separation Agreement pursuant to or otherwise as may be required by applicable law. Employee acknowledges and agrees that no payment or other consideration provided to Employee under the Separation Agreement constitutes a raise, a bonus, or continued employment and that the Separation Agreement is not a condition of employment or continued employment.

3.
Benefits. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date or such earlier date as Employee’s employment may terminate.

4.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee as of the date Employee signs this Agreement.

5.
Release of Claims. In exchange for the consideration provided under this Agreement, Employee (on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns) agrees to release any and all claims Employee may have against the Company or any of its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Employee signs this Agreement including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company; and (e) any and all other claims arising from Employee’s employment relationship with the Company or the termination of that relationship. Employee agrees that, with respect to the claims released herein, Employee will not file any legal action asserting any such claims. Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Agreement; or (ii) claims that cannot be released as a matter of law. Nothing herein releases any rights or claims Employee may have under the California Fair Employment and Housing Act (“FEHA”) or right to indemnification under the Company bylaws, the indemnity agreement between the Company and Employee, California Labor Code section 2802 or any other provision of California law or any agreement with the Company or policy or practice of the Company.

6.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder with respect only to the claims released herein, as well as under any other statute or common law principles of similar effect.

7.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in protected conduct that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.

8.
No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

9.
Effective Date. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). Employee acknowledges that Employee was given a copy of this Agreement with at least five (5) business days to review and consider its terms and whether or not to execute this Agreement. In the event Employee signs this Agreement and returns it to the Company in less than the five (5) business day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.

10.
Governing Law and No Oral Modification. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

11.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

12.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

13.
Miscellaneous. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Offer Letter, with the exception of the Confidentiality Agreement and the Stock Agreements. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

14.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing Employee’s claims against the Company as set forth herein. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has a right to consult with an attorney regarding this Agreement and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; () Employee is fully aware of the legal and binding effect of this Agreement; and (e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: February 7, 2024

TYLER WALL, an individual

/s/ Tyler Wall

Tyler Wall

Dated: February 7, 2024

NUTANIX, INC.

/s/ Rajiv Ramaswami

Rajiv Ramaswami

Chief Executive Officer

EXHIBIT A OF TRANSITION AGREEMENT

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Separation Agreement”) is made by and between Tyler Wall (“Employee”) and Nutanix, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms not defined herein have the meaning ascribed to them in the Transition Agreement.

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed a Transition Agreement and Release in or around February 6, 2024 (the “Transition Agreement”);

WHEREAS, Employee’s employment with the Company terminated on June 30, 2024 (the last day of Employee’s employment with the Company, the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Separation Agreement Consideration. Subject to Employee’s execution of, and non‑revocation of, this Separation Agreement:
a.
Payment. The Company agrees to pay Employee a lump sum approximately equivalent to One Million, Three Hundred and Fifty Thousand Dollars ($1,350,000), less applicable withholdings. This payment will be made to Employee within sixty (60) days following the Separation Agreement Effective Date.
b.
COBRA. The Company shall directly pay for Employee’s COBRA coverage for a period of twelve (12) months immediately following the termination of Employee’s Company health insurance benefits, or until Employee has secured other employment, whichever occurs first, provided Employee timely elects and pays for COBRA coverage.
c.
Acknowledgement. Employee acknowledges that without this Separation Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee specifically acknowledges and agrees that the consideration provided to Employee under this Separation Agreement fully satisfies any obligation by the Company to provide or satisfy any severance, notice, release deadline, or other post-employment benefits, including under the Company’s Executive Severance Policy and/or the Company’s Change of Control and Severance Policy.
2.
Stock. The Equity Awards shall cease to vest as of the Separation Date by their terms. Accordingly, any unvested portion of the Equity Awards as of the Separation Date shall automatically forfeit in their entirety by their terms.
3.
Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
5.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Separation Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Worker Adjustment and Retraining Notification Act, and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Separation Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Separation Agreement.

This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below) and any rights Employee may have under the Sarbanes Oxley Act. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Separation Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or right to indemnification under the Company bylaws, the indemnity agreement between the Company and Employee, California Labor Code section 2802 or any other provision of California law or any agreement with the Company or policy or practice of the Company.

6.
Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Separation Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Separation Agreement; (b) Employee has be given at least twenty-one (21) days within which to consider this Separation Agreement; (c) Employee has seven (7) days following Employee’s execution of this Separation Agreement to revoke this Separation Agreement; (d) this Separation Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Separation Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Separation Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Separation Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Separation Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
7.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8.
Confidentiality. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees to maintain in complete confidence the existence of this Separation Agreement, the contents and terms of this Separation Agreement, and the consideration for this Separation Agreement (hereinafter collectively referred to as “Separation Information”), and Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” Section below, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Separation Agreement, Employee’s attorney(s), and Employee’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.
9.
Trade Secrets and Confidential Information/Company Property. Employee acknowledges that, separate from this Separation Agreement, Employee remains under continuing obligations to the Company under the Confidentiality

Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, except Employee understands that the Company shall not enforce Section 9 of the Confidentiality Agreement against Employee. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all Company property, devices and equipment, and taken all necessary steps to permanently delete or destroy all information, documents, and other items provided to Employee by the Company (with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.
10.
No Cooperation. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Separation Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” Section below, If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
11.
Protected Activity Not Prohibited. Employee understands that nothing in this Separation Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in protected conduct that conflicts with, or is contrary to, this Section is superseded by this Separation Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Separation Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Separation Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.
12.
No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Separation Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Separation Agreement.

No action taken by the Company hereto, either previously or in connection with this Separation Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
13.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” Section, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.
14.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Separation Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement (as modified herein), shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Separation Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Separation Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Separation Agreement and the Confidentiality Agreement (as modified herein).
15.
Separation Agreement Effective Date. Employee acknowledges that Employee was given a copy of this Separation Agreement with at least twenty-one (21) days to review and consider its terms and whether or not to execute this Separation Agreement. Employee understands that Employee cannot sign this Separation Agreement prior to the Separation Date but that it must be executed within five (5) business days after the Separation Date. Each Party has seven (7) days after that Party signs this Separation Agreement to revoke it. This Separation Agreement will become effective on the eight (8th) day after the Parties sign the Agreement, so long as Employee only executes this Separation Agreement on or after the Separation Date and it has not been revoked by either Party before that date (the “Separation Agreement Effective Date”).
16.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
17.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN THE COUNTY IN CALIFORNIA WHERE EMPLOYEE WORKED FOR THE COMPANY AS OF THE SEPARATION DATE, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND

MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS SEPARATION AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
18.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Separation Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Separation Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
19.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
20.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
21.
Miscellaneous. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Separation Agreement shall continue in full force and effect without said provision or portion of provision. This Separation Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Separation Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Separation Agreement and Employee’s relationship with the Company, including the Offer Letter, with the exception of the Confidentiality Agreement (as modified herein) and the Stock Agreements. This Separation Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer. This Separation Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Separation Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Separation Agreement.
22.
Governing Law. This Separation Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Separation Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
23.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Separation Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

() Employee has read this Separation Agreement;

() Employee cannot sign this Separation Agreement before the Separation Date, but that Employee must sign this Separation Date no later than five days following the Separation Date;

(c) Employee has a right to consult with an attorney regarding this Separation Agreement, and has been represented in the preparation, negotiation, and execution of this Separation Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

(d) Employee understands the terms and consequences of this Separation Agreement and of the releases it contains;

(e) Employee is fully aware of the legal and binding effect of this Separation Agreement; and

(f) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.

TYLER WALL, an individual

Dated: ________________

NUTANIX, INC.

Dated: ________________

Rajiv Ramaswami

Chief Executive Officer